                                 Exhibit (m)(11)

   Amendment dated as of March 23, 2002 to Services Agreement between Charles Schwab & Co., Inc., One Group Dealer Services, Inc. and One Group Mutual Funds.

One Group Funds

                        AMENDMENT TO OPERATING AGREEMENT

         This Amendment ("Amendment") is made as of May 23, 2002, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of June 6, 1997, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

         WHEREAS, the parties wish to amend Schedule I to the Operating
Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

         2. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.                                ONE GROUP MUTUAL FUNDS, on its own
                                                          behalf and on behalf of each Fund listed
                                                          on Schedule I hereto
By:   /s/ Fred Potts
     ---------------------------------------
     Fred Potts
     Vice President/ Mutual Funds                         By:  /s/ Robert L. Young
     Operations Administration                                ------------------------------------------------


                                                          Name:  Robert L. Young
                                                                 ---------------------------------------------
Date:  August 21, 2002
       -------------------------------------
                                                          Title:   Vice President
                                                                  --------------------------------------------

                                                          Date:   May 23, 2002
                                                                 ---------------------------------------------

One Group Funds

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

Fund Company/ Funds                                                                              Effective Date
-------------------                                                                              --------------
One Group Mutual Funds

     One Group Bond Fund, Class A RDM; FEE 1                                                     3/18/99
     One Group Bond Fund, Class I* SI; FEE 1                                                     3/18/99
     One Group Diversified Mid Cap Fund, Class A RDM; FEE 1                                      11/10/97
     One Group Diversified Mid Cap Fund, Class I* RDM; FEE 1                                     3/18/99
     One Group Equity Income Fund, Class A RDM; FEE 1                                            6/6/97
     One Group High Yield Bond Fund, Class I* SI; FEE 2                                          11/24/98
     One Group Income Bond Fund, Class A RDM                                                     5/10/02
     One Group Large Company Growth Fund, Class A RDM; FEE 1                                     6/6/97
     One Group Large Company Value Fund, Class I* RDM                                            10/24/00
     One Group Mid Cap Growth Fund, Class I* SI; FEE 2                                           11/24/98
     One Group Mid Cap Value Fund, Class I* RDM; FEE 2                                           11/24/98
     One Group Municipal Income Fund, Class A RDM; FEE 1                                         6/6/97
     One Group Small Cap Value Fund, Class A RDM; FEE 1                                          3/18/99
     One Group Small Cap Value Fund, Class I* SI; FEE 1                                          3/18/99
     One Group Ultra-Short Term Bond Fund, Class A RDM; FEE 1                                    6/6/97

* Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), such Fund's Rule 12b-1 Plan does not exceed 25 basis points per annum.

SI       Indicates that Fund is available only to MFMP investors:

         (i) who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services and clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab's system;

(ii) who are customers of financial institutions clearing transactions through Schwab; and

(iii) who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts" for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

FEE 1 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule II.

FEE 2 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule III.

RDM Indicates that Fund shares will only be custodied and redeemed through the Account and that Schwab will not place purchases of Fund shares under this Agreement.

Accepted by:
CHARLES SCHWAB & CO., INC.                           ONE GROUP MUTUAL FUNDS, on its own
                                                     behalf and on behalf of each Fund listed on
                                                     this Schedule I
By:    /s/ Fred Potts
     ---------------------------------------
      Fred Potts
      Vice President/Mutual Funds                    By:   /s/ Robert L. Young
      Operations Administration                           ------------------------------


                                                     Name:   Robert L. Young
                                                            ----------------------------
Date:   August 21, 2002
       -----------------------------
                                                     Title:   Vice President
                                                             ------------------------------------

                                                     Date:   May 23, 2002
                                                            -------------------------------------